Exhibit 5.1

LEDGEWOOD, P.C.

Two Commerce Square, Suite 3400

2001 Market Street

Philadelphia, PA 19103

April 24, 2017

CardConnect Corp.
100 Continental Drive

Suite 300

King of Prussia, PA 19406

Ladies and Gentlemen:

We have acted as counsel to CardConnect Corp., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-3 (as the same may be amended from time to time, the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to (a) possible offerings by the Company, from time to time, of up to an aggregate of $100,000,000 of the following securities of the Company: (1) shares of common stock, par value $0.001 per share, of the Company (“Common Stock”), (2) shares of preferred stock, par value $0.001 per share, of the Company (“Preferred Stock”), (3) debt securities of the Company (“Debt Securities”), in one or more series, certain of which may be convertible into or exchangeable for shares of Common Stock; (4) warrants of the Company to purchase Common Stock, Preferred Stock or Debt Securities (“Warrants”), (5) units consisting of any combination of Common Stock, Preferred Stock, Warrants or Debt Securities (“Units” and, together with the Common Stock, Preferred Stock, Debt Securities, Warrants and Units, the “Securities”); and (b) the resale by the selling stockholder of up to 15,569,526 shares of common stock, par value $0.001 per share, of the Company (the “Shares”). The Securities and the Shares may be offered and sold from time to time pursuant to Rule 415 under the Securities Act.

The Registration Statement provides that the Securities and the Shares may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more supplements to the prospectus included in the Registration Statement (each, a “Prospectus Supplement”). This opinion letter is being furnished to the Company in accordance with the requirements of Item 601(b)(5) of Regulation S-K, and no opinion is expressed herein as to any matter other than as to the legality of the Securities and the Shares.

In our capacity as such counsel, we have familiarized ourselves with the actions taken by the Company in connection with the registration of the Common Stock. We have examined the originals or certified copies of such records, agreements, certificates of public officials and others, and such other documents, including the Registration Statement, as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

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Based on the foregoing and subject to the further assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1.      The shares of Common Stock, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee thereof) may determine, will be validly issued, fully paid and nonassessable.

2.      The shares of Preferred Stock, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee thereof) may determine, will be validly issued, fully paid and nonassessable.

3.      The Debt Securities, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

4.      The Warrants, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

5.      The Units, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

6.      The Shares have been validly issued and are fully paid and nonassessable.

In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Company Securities thereunder); (ii) a Prospectus Supplement describing each class and/or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Commission, will be timely filed with the Commission; (iii) the definitive terms of each class and/or series of Securities will have been established in accordance with the authorizing resolutions adopted by the Company’s Board of Directors (or an authorized committee thereof), the Company’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and applicable law; (iv) the Company will issue and deliver the Securities in the manner contemplated by the Registration Statement and any Securities that consist of shares of capital stock will have been authorized and reserved for issuance, in each case within the limits of the then remaining authorized but unissued and unreserved amounts of such capital stock; (v) the resolutions authorizing the Company to issue, offer and sell the Securities will have been adopted by the Company’s Board of Directors (or an authorized committee thereof) and will be in full force and effect at all times at which the Securities are offered or sold by the Company; and (vi) all Securities will be issued in compliance with applicable federal and state securities laws.

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With respect to any Securities consisting of Preferred Stock, we have further assumed that the Company will issue and deliver the shares of the Preferred Stock being issued and delivered after either (i) the filing with the Secretary of State of the State of Delaware of a certificate of designation to the Certificate of Incorporation or (ii) the adoption by the Company’s Board of Directors of a resolution or resolutions, in each case, in a form approved by us, establishing the designations, preferences and rights of the class or series of the Preferred Stock being issued and delivered.

You have advised us that (i) senior Debt Securities will be issued under a senior indenture (the “Senior Indenture”) between the Company and a trustee to be named therein (the “Trustee”); (ii) subordinated Debt Securities will be issued under a subordinated indenture (the “Subordinated Indenture” and together with the Senior Indenture, the “Indentures”) between the Company and the Trustee. With respect to any Securities consisting of any series of Debt Securities, we have further assumed that (A) one or more Indentures will have been authorized, executed and delivered by the Company and the applicable Trustee in a form approved by us, and such Indenture will have been qualified under the Trust Indenture Act of 1939; (B) all terms of such Debt Securities not provided for in the applicable Indenture will have been established in accordance with the provisions of the Indenture and reflected in appropriate documentation approved by us and, if applicable, executed and delivered by the Company and the Trustee; and (C) such Debt Securities will be executed, authenticated, issued and delivered in accordance with the provisions of the Indenture.

With respect to any Securities consisting of Warrants, we have further assumed that: (i) the warrant agreement, approved by us, relating to the Warrants (the “Warrant Agreement”) to be entered into between the Company and an entity selected by the Company to act as the warrant agent (the “Warrant Agent”) will have been authorized, executed and delivered by the Company and the Warrant Agent and (ii) the Warrants will be authorized, executed and delivered by the Company and the Warrant Agent in accordance with the provisions of the Warrant Agreement.

With respect to any Securities consisting of Units, we have further assumed that each component of such Unit will be authorized, validly issued, fully paid and nonassessable (to the extent applicable) and will constitute a valid and binding obligation of the Company or any third party (to the extent applicable) as contemplated by the Registration Statement and the applicable Unit agreement, if any.

The opinions expressed herein are limited by bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights generally, and by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity.

The opinions expressed herein are limited in all respects to federal laws, the Delaware General Corporation Law, as amended, and the Constitution of the State of Delaware, as interpreted by the courts of the State of Delaware and the United States.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ Ledgewood

LEDGEWOOD

a professional corporation

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